Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS: Christopher Abate
Redwood Trust, Inc.	(415) 384-3584
Thursday, May 3, 2012	Mike McMahon
(415) 384-3805

REDWOOD TRUST REPORTS FIRST QUARTER 2012 RESULTS

MILL VALLEY, CA – May 3, 2012 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the first quarter of 2012 of $30 million, or $0.37 per fully diluted share. This compares to a net loss of $3 million, or $0.03 per fully diluted share, for the fourth quarter of 2011, and net income of $18 million, or $0.22 per fully diluted share, for the first quarter of 2011.

Redwood also reported estimated taxable income of $8 million, or $0.11 per share, for the first quarter of 2012. This compares to an estimated taxable loss of $1 million, or $0.02 per share, for the fourth quarter of 2011, and estimated taxable income of $5 million, or $0.06 per share, for the first quarter of 2011.

Additional information on Redwood’s business, financial results, and non-GAAP metrics can be found in The Redwood Review, a quarterly publication available on Redwood’s website at www.redwoodtrust.com. In order to complete the formatting of its Quarterly Report on Form 10-Q with eXtensible Business Reporting Language (XBRL) tags, Redwood plans to file the Quarterly Report with the Securities and Exchange Commission on Tuesday, May 8, 2012, and also make it available on the website.

Cautionary Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements(1) ($ in millions, except share data)	First Quarter 2012	Fourth Quarter 2011	Third Quarter 2011	Second Quarter 2011	First Quarter 2011

Interest income	$59	$56	$53	$53	$54
Interest expense	(31)	(29)	(24)	(24)	(22)

Net interest income	28	27	29	29	32
Provision for loan losses	-	(8)	(4)	(2)	(3)
Other market valuation adjustments, net	(1)	(10)	(13)	(11)	(6)

Net interest income after provision and other market valuation adjustments	27	10	12	17	24
Mortgage banking activities, net	4	-	-	-	-
Operating expenses	(15)	(13)	(12)	(12)	(12)
Realized gains, net	14	0	1	6	4
Provision for income taxes	-	-	-	-	-

Net income (loss)	30	(3)	1	10	16
Less: Net income (loss) attributable to noncontrolling interest	-	-	-	1	(2)

Net Income (Loss) Attributable to Redwood Trust, Inc.	$30	$(3)	$1	$9	$18

Average diluted shares (thousands)	79,892	78,370	78,471	79,478	79,372
Diluted earnings (loss) per share	$0.37	$(0.03)	$0.01	$0.11	$0.22
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets(1) ($ in millions, except share data)	31-Mar 2012	31-Dec 2011	30-Sep 2011	30-Jun 2011	31-Mar 2011

Residential loans, held-for-sale	$303	$395	$2	$2	$2
Residential loans, held-for-investment	3,348	3,800	4,156	3,858	3,794
Commercial loans	190	170	111	84	62
Real estate securities, at fair value	1,262	982	1,033	1,038	1,104
Cash and cash equivalents	150	267	133	80	220
Other assets	119	130	119	103	101

Total Assets	$5,372	$5,743	$5,554	$5,165	$5,283

Short-term debt	$441	$428	$-	$41	$-
Other liabilities	126	144	163	119	104
Asset-backed securities issued	3,704	4,139	4,293	3,839	3,957
Long-term debt	140	140	140	140	140

Total liabilities	4,410	4,851	4,595	4,138	4,201

Stockholders’ equity	962	893	959	1,025	1,075
Noncontrolling interest	-	-	-	2	7

Total equity	962	893	959	1,027	1,082

Total Liabilities and Equity	$5,372	$5,743	$5,554	$5,165	$5,283

Shares outstanding at period end (thousands)	78,756	78,556	78,495	78,555	78,139
GAAP book value per share	$12.22	$11.36	$12.22	$13.04	$13.76

(1) Certain totals may not foot due to rounding. See notes to consolidating balance sheet on page 5.

REDWOOD TRUST, INC.

The following tables show the estimated effect that Redwood (Parent), New Sequoia Entities, and our Other Consolidated Entities had on GAAP income for the three months ended March 31, 2012.

Consolidating Income Statement(1) Three Months Ended March 31, 2012 ($ in millions)	Redwood (Parent) (2)	New Sequoia Entities	Other Consolidated Entities	Intercompany Adjustments	Redwood Consolidated

Interest income	$24	$7	$21	$-	$52
Net discount (premium) amortization	8	(0)	(1)	-	7

Total interest income	32	7	20	-	59
Interest expense	(6)	(6)	(19)	-	(31)

Net interest income	26	1	1	-	28
Provision for loan losses	-	-	-	-	-
Other market valuation adjustments, net	-	-	-	-	(1)

Net interest income after provision and other market valuation adjustments	26	1	1	-	27
Mortgage banking activities, net	4	-	-	-	4
Operating expenses	(15)	-	-	-	(15)
Realized gains, net	6	-	7	-	14
Income from New Sequoia Entities	1	-	-	(1)	-
Income from Other Consolidated Entities	8	-	-	(8)	-
Noncontrolling interest	-	-	-	-	-
Provision for income taxes	-	-	-	-	-

Net Income	$30	$1	$8	$(9)	$30

(1) Certain totals may not foot due to rounding.

(2) The interest income and interest expense related to the resecuritization we engaged in during the third quarter of 2011 are included in Redwood (Parent).

REDWOOD TRUST, INC.

We present this table to highlight the impact that Redwood (Parent), New Sequoia Entities, and our Other Consolidated Entities had on our GAAP balance sheet at March 31, 2012.

Consolidating Balance Sheet(1) March 31, 2012 ($ in millions)	Redwood (Parent)(2)	New Sequoia Entities (3)	Other Consolidated Entities	Intercompany Adjustments	Redwood Consolidated

Residential loans, held-for-sale	$303	$-	$-	$-	$303
Residential loans, held-for-investment	-	591	2,757	-	3,348
Commercial loans	178	-	12	-	190
Real estate securities, at fair value	1,009	-	254	-	1,262
Cash and cash equivalents	150	-	-	-	150

Total earning assets	1,640	591	3,023	-	5,253
Investment in New Sequoia Entities	47	-	-	(47)	-
Investment in Other Consolidated Entities	40	-	-	(40)	-
Other assets	81	5	32	-	119

Total Assets	$1,808	$596	$3,055	$(87)	$5,372

Short-term debt	$441	$-	$-	$-	$441
Other liabilities	58	2	66	-	126
Asset-backed securities issued	207	547	2,950	-	3,704
Long-term debt	140	-	-	-	140

Total liabilities	846	549	3,015	-	4,410

Stockholders’ equity	962	47	40	(87)	962
Noncontrolling interest	-	-	-	-	-

Total equity	962	47	40	(87)	962

Total Liabilities and Equity	$1,808	$596	$3,055	$(87)	$5,372

(1) Certain totals may not foot due to rounding. Certain Sequoia and Acacia securitization entities and the resecuritization we engaged in during the third quarter of 2011 are treated as secured borrowing transactions for GAAP and we are required under GAAP to consolidate the assets and liabilities of these securitization entities. However, the securitized assets of these entities are not available to Redwood. Similarly, the liabilities of these entities are obligations payable only from the cash flow generated by their securitized assets and are not legal obligations of Redwood.

(2) The consolidating balance sheet presents the assets and liabilities of the resecuritization we engaged in during the third quarter of 2011 under Redwood (Parent), although these assets and liabilities are owned by the resecuritization entity and are legally not ours and we own only the securities and interests that we acquired from the resecuritization entity. At March 31, 2012, the resecuritization accounted for $332 million of available-for-sale securities and $207 million of asset-backed securities issued and our investment in this resecuritization is reflected in the difference between these assets and liabilities.

(3) The consolidating balance sheet presents the New Sequoia securitization entities separately from Other Consolidated Entities (Sequoia entities issued prior to 2010 and Acacia entities) to highlight our renewed focus on growing our core business of creating residential credit investments. As we complete additional securitizations, we expect New Sequoia Entities to represent a larger portion of our consolidated balance sheet as prior Sequoia securitization entities continue to pay down.

REDWOOD TRUST, INC.

Tax / GAAP Differences(1) Three Months Ended March 31, 2012 ($ in millions, except per share data)	Tax (Est.)	GAAP	Differences

Interest income	$38	$59	$(21)
Interest expense	(6)	(31)	25

Net Interest Income	32	28	4
Provision for loan losses	-	-	-
Realized credit losses	(10)	-	(10)
Other market valuation adjustments, net	-	(1)	1
Mortgage banking activities, net	0	4	(4)
Operating expenses	(13)	(15)	2
Realized gains, net	-	14	(14)
Provision for income taxes	(0)	-	(0)

Net Income	$8	$30	$(22)

Income per share	$0.11	$0.37	$(0.26)

(1) Certain totals may not foot due to rounding.

Taxable income for 2012 is an estimate until we file our 2012 tax return.

Taxable income per share is based on the number of shares outstanding at the end of each quarter.